Exhibit 99.1

Iconix Enters into Definitive Agreement to be Acquired in “Go Private” Transaction

New York, June 11, 2021 –

Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced it has entered into a definitive agreement and plan of merger to be acquired by Iconix Acquisition Corp., an affiliate of Lancer Capital, LLC (“Purchaser”), in an all-cash transaction that values Iconix at approximately $585 million, including net-debt.

“Today’s announcement represents the culmination of a year-long examination by our Board of Directors of strategic alternatives for the Company,” said Bob Galvin, Chief Executive Officer. “After a thorough and deliberative examination of all potential strategic alternatives, the Board of Directors determined that the transaction with Lancer provides the best value for our stockholders. We expect that Iconix will continue developing its brands and supporting its partners as a private company.”

Upon the terms and subject to the conditions of the agreement, Purchaser will commence a tender offer to acquire all of the outstanding shares of Iconix’s common stock for $3.15 per share, in cash. The offer price per share of common stock represents a premium of 28.6% over Iconix’s closing share price on June 10, 2021, the last trading day prior to announcement and a premium of approximately 46.5% over the 30-day average volume weighted share price for the period ended June 10, 2021.

Shares not tendered in the offer will be acquired in a second-step merger at the same cash price as paid in the offer. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Upon completion of the transaction, Iconix will become a private company. Iconix currently expects the transaction to close before the end of the third quarter of 2021.

The Iconix board of directors has unanimously approved the transactions contemplated by the agreement, and determined that the agreement and the transactions contemplated by the agreement, are fair to, and advisable and in the best interests of the Company and its stockholders, and recommends the Company’s stockholders tender their shares in the offer.

Ducera Partners is serving as financial advisor, and Dechert LLP is serving as legal counsel to Iconix. The Purchaser is being advised by Latham & Watkins LLP. Purchaser has obtained a debt financing commitment from Silver Point Capital.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and brand loyalty.

Additional Information and Where to Find It

In connection with the proposed acquisition of Iconix Brand Group, Inc. (“Iconix”), Iconix Acquisition Corp. (“Purchaser”), will commence a tender offer for all of the outstanding shares of Iconix. The tender offer for Iconix’s common stock has not yet commenced. This report is neither an offer to buy nor the solicitation of an offer to sell any securities.  It is also not a substitute for the tender offer materials that Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. The solicitation and the offer to buy shares of Iconix’s common stock will be made only pursuant to an offer to purchase and related materials that Purchaser intends to file with the SEC. At the time the tender offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to the Company’s stockholders when available and may also be obtained by contacting the Company’s Investor Relations Department at (212) 730-0030 or investorrelations@iconixbrand.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov upon filing with the SEC. ICONIX’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PURCHASER OR ICONIX WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PURCHASER AND ICONIX.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Purchaser (the “Transaction”), including the expected timing of the closing of the transaction and considerations taken into account by our Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties, many of which are outside management’s control. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that a sufficient number of Iconix’s stockholders do not participate in the Transaction; the risk that the merger agreement for the Transaction may be terminated in circumstances that require Iconix to pay a termination fee of $1,824,000 and reimbursement of expenses of $10,000,000; potential litigation relating to the Transaction; the failure to satisfy other conditions to completion of the Transaction, including the receipt of all regulatory approvals related to the Transaction (and any conditions, limitations or restrictions placed on these approvals); the failure of Purchaser to consummate the necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on March 31, 2021, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://iconixbrand.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. You should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contacts

For Iconix

Media contact:

John T. McClain

Executive Vice President and Chief Financial Officer

Iconix Brand Group, Inc.

jmcclain@iconixbrand.com

212-730-0030